Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-55663) pertaining to the Stanley Black & Decker Retirement Account Plan of our report dated June 24, 2014, with respect to the financial statements and schedules of the Stanley Black & Decker Retirement Account Plan, included in this Annual Report (Form 11-K) for the years ended December 31, 2013 and 2012.

/s/ Fiondella, Milone & LaSaracina LLP
Glastonbury, Connecticut
June 25, 2014